UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2018

EQGP Holdings, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37380	30-0855134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 2000, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2018, EQM Midstream Partners, LP (EQM) amended and restated its existing unsecured $1,000,000,000 Second Amended and Restated  Credit Agreement, dated as of July 31, 2017, among EQM, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders and agents parties thereto, pursuant to that certain Third Amended and Restated Credit Agreement, dated as of October 31, 2018 (the Third Amended and Restated Credit Agreement), among EQM, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders and agents parties thereto.

Under the Third Amended and Restated Credit Agreement, EQM may obtain loans in an aggregate principal amount not to exceed $3,000,000,000 outstanding at any time.

The Third Amended and Restated Credit Agreement matures on October 31, 2023.  The Third Amended and Restated Credit Agreement has an accordion feature that allows EQM to increase the available revolving commitments under the facility by up to an additional $750,000,000, subject to satisfaction of certain conditions.

Under the terms of the Third Amended and Restated Credit Agreement, EQM can obtain Base Rate Loans (as defined in the Third Amended and Restated Credit Agreement) or Fixed Period Eurodollar Rate Loans (as defined in the Third Amended and Restated Credit Agreement) (Eurodollar Rate Loans).  Base Rate Loans are denominated in dollars and bear interest at a base rate plus a margin of 0.125% to 0.875% determined on the basis of EQM’s then current credit rating.  Eurodollar Rate Loans bear interest at a Eurodollar Rate (as defined in the Third Amended and Restated Credit Agreement) plus a margin of 1.125% to 1.875% determined on the basis of EQM’s then current credit rating.  EQM may voluntarily prepay its borrowings, in whole or in part, without premium or penalty, but subject to reimbursement of funding losses with respect to prepayment of Eurodollar Rate Loans.

The proceeds of the loans made under the Third Amended and Restated Credit Agreement may be used by EQM for working capital, capital expenditures, dividends, unit repurchases, and other lawful corporate purposes.

The Third Amended and Restated Credit Agreement contains certain representations and warranties and various affirmative and negative covenants and events of default, including (i) a restriction on the ability of EQM or its subsidiaries to incur or permit liens on assets, (ii) the establishment of a maximum consolidated leverage ratio of not more than 5.00 to 1.00 (or not more than 5.50 to 1.00 for certain measurement periods following the consummation of certain acquisitions), (iii) a limitation on certain changes to EQM’s business, (iv) certain restrictions related to mergers or acquisitions, (v) a restriction on the ability of EQM or its subsidiaries on making dispositions of all or substantially all of the assets of EQM or its subsidiaries; and (vi) a restriction on the ability of EQM or its subsidiaries to incur new debt, in each case subject to certain significant exceptions.

The foregoing description of the Third Amended and Restated Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Third Amended and Restated Credit Agreement and the transactions contemplated by the Third Amended and Restated Credit Agreement and is qualified in its entirety by reference to the full text of the Third Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

EQGP Holdings, LP (EQGP) has indirect control of EQM through EQGP’s direct control of EQM Midstream Services, LLC, the general partner of EQM. As of October 30, 2018, EQGP owned 100% of the interests in EQM Midstream Services, LLC, which owned a 1.2%  general partner interest and all of the incentive distribution rights in EQM. As of October 30, 2018, EQGP and its subsidiaries owned  an approximately 17.9% limited partner interest in EQM.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d). Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1

Third Amended and Restated Credit Agreement, dated as of October 31, 2018, by and among EQM Midstream Partners, LP, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto.

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1

Third Amended and Restated Credit Agreement, dated as of October 31, 2018, by and among EQM Midstream Partners, LP, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto (incorporated herein by reference to Exhibit 10.1 to EQM Midstream Partners, LP’s Form 8-K (#001-35574) filed on October 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQ GP HOLDINGS, LP

By: EQGP Services, LLC,
its general partner

Date: October 31, 2018	By:	/s/ Thomas F. Karam
	Name:	Thomas F. Karam
	Title:	President and Chief Executive Officer